SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                       POST EFFECTIVE AMENDMENT NUMBER ONE
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                                  ALPHARX, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



         Delaware                                             98-0177440
         ---------                                       ------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)




                    10-75 East Beaver Creek, Ontario L4B 1B8
                     Canada (Address of principal executive
                                    offices)

                     The 2001 Benefit Plan of AlphaRx, Inc.
                     --------------------------------------
                            (Full title of the plan)



                Michael M. Lee, 10-75 East Beaver Creek, Ontario
                    L4B 1B8 Canada (Name, address, including
                         zip code, of agent for service)

   Telephone number, including area code, of agent for service: (905) 762-0745
                                     ------


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Item 9.  Undertakings.

         Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, file number 333- 71610 (The "Form S-8"), filed October 15, 2001, AlphaRx, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The 2001 Benefit Plan of AlphaRx, Inc. as of the date specified herein below.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statement File Number 333-71610, filed October 15, 2001 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, Canada on June 14, 2002.

                                                     AlphaRx, Inc.


            By:                      /s/ Michael M, Lee
               --------------------------------------------------
                                       Michael M. Lee, as President
                 and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                    Title                    Date

/s/ Michael M. Lee______ Michael M. Lee      Director             June 14, 2002
/s/ Sia Ming Wong  _____ Sia Ming Wong       Director             June 14, 2002

/s/ Joseph Schwarz  ____ Joseph Schwarz      Director             June 14, 2002

/s/ Sandro Persia ______ Sandro Persia       Director             June 14, 2002






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